EXHIBIT 99.1
FOR FURTHER INFORMATION CONTACT:
Stericycle Investor Relations 847-607-2012
Stericycle, Inc. Reports Results
For the Third Quarter 2021
BANNOCKBURN, Ill., November 2, 2021 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the third quarter ended September 30, 2021.

Revenues for the third quarter were $648.9 million, an increase of 2.0% compared to $636.4 million in the third quarter of 2020, primarily due to the increase in Regulated Waste and Compliance Services (“RWCS”) revenues, which was partially offset by the impact of divestitures. Organic revenues increased 4.4% when excluding the impact of divestitures and foreign exchange rates. Loss from operations was $50.6 million, compared to a loss from operations of $55.8 million in the third quarter of 2020. Net loss was $66.0 million, or $0.72 diluted loss per share, compared to a net loss of $81.2 million, or $0.89 diluted loss per share, in the third quarter of 2020. Adjusted income from operations was $72.5 million, compared to $101.0 million in the third quarter of 2020. Adjusted diluted earnings per share was $0.44, compared to $0.68 in the third quarter of last year. Cash flow from operations for the nine months ended September 30, 2021 was $202.2 million, compared to $365.2 million in the same period in 2020. Free cash flow for the nine months ended September 30, 2021 was $116.4 million, compared to $270.5 million in the same period of 2020.
KEY BUSINESS HIGHLIGHTS:
•We completed deployment of our Enterprise Resource Planning (“ERP”) system for our North America finance and procurement processes and Secure Information Destruction (“SID”) business.
•Organic revenues increased 4.4%, driven by RWCS organic revenues, which increased 6.8% in the third quarter compared to 2020.
•We renewed our Credit Agreement, which maintains our Revolving Credit Facility of $1.2 billion and establishes a Term Loan Facility of $200.0 million, with new maturity dates of September 30, 2026.

“We are pleased with the continued strong revenue growth in Regulated Waste and Compliance Services. In addition, we achieved an important milestone in one of our key business priorities by completing the deployment of the North America ERP system for Secure Information Destruction,” said Cindy J. Miller, Chief Executive Officer. “This deployment represents a significant accomplishment in our transformation journey, establishing the technological foundation that we anticipate will help us to achieve our long-term outlook, enhance the experience for our customers and unlock value for shareholders in the years to come.”

THIRD QUARTER FINANCIAL RESULTS
U.S. Generally Accepted Accounting Principles (GAAP) Results
•Revenues in the third quarter were $648.9 million, compared to $636.4 million in the third quarter of 2020. Of the $12.5 million increase, RWCS organic revenue increased $30.4 million and the positive impact of foreign exchange rates was $5.8 million. These increases were partially offset by the impact of divestitures of $21.6 million and decline in SID organic revenue of $2.1 million.
•Loss from operations in the third quarter was $50.6 million, compared to a loss from operations of $55.8 million in the third quarter of 2020. The $5.2 million improvement was primarily due to divestitures, with lower year-over-year divestiture and impairment losses of $93.2 million. This improvement was partially offset by an estimated aggregate FCPA settlement accrual of $61.0 million, typical start-up challenges associated with the ERP system deployment of approximately $13.2 million, ongoing IT operating expenditures from our new ERP system of approximately $10.8 million, and higher labor costs of approximately $5.4 million.
•Net loss in the third quarter was $66.0 million, or $0.72 diluted loss per share, compared to a net loss of $81.2 million, or $0.89 diluted loss per share, in the third quarter of 2020. The difference was primarily related to a higher tax benefit of $9.5 million and an improvement in loss from operations of $5.2 million, as explained above.
•Cash flow from operations for the nine months ended September 30, 2021 was $202.2 million, compared to $365.2 million in the same period of 2020. The year-over-year decline of $163.0 million was primarily driven by 2020 favorable cash flow which created non-recurring variances of $141.1 million and net working capital changes of $21.9 million, mainly driven by the timing of customer collections. The non-recurring variances include:
◦U.S. CARES Act net operating loss carryback refund of $48.0 million in 2020,
◦Annual incentive compensation payout of $38.6 million in 2021 versus a nominal payout in 2020,
◦Government-related payment deferrals in 2020 associated with pandemic-related relief and subsequent 2021 payments in aggregate of $35.3 million, and
◦Advances received on a service agreement related to the divestiture of Domestic Environmental Solutions of $19.2 million in 2020.
•Cash paid for capital expenditures for the nine months ended September 30, 2021 was $85.8 million, compared to $94.7 million in the same period of 2020.
Non-GAAP Results
•For the third quarter of 2021, organic revenues increased 4.4%, which excludes the impact of divestitures and foreign exchange rates. In the third quarter, organic revenues of RWCS increased 6.8% and SID decreased 1.1%.
•Adjusted income from operations was $72.5 million, compared to $101.0 million in the third quarter of 2020. Adjusted income from operations as a percentage of revenues declined 470 basis points. This decrease was driven by typical start-up challenges associated with the ERP system deployment of approximately 200 basis points, ongoing IT operating expenditures from our new ERP system of approximately 170 basis points, higher labor costs of approximately 80 basis points, and the impact of divestitures of approximately 20 basis points.
•Adjusted diluted earnings per share was $0.44, compared to $0.68 in the third quarter of 2020. The year-over-year decline of $0.24 was primarily due to $0.11 from typical start-up challenges associated with the ERP system deployment, $0.09 associated with ongoing IT operating expenditures associated with the ERP system, $0.04 from higher labor costs, and $0.04 from divestitures.
•Free cash flow for the nine months ended September 30, 2021 was $116.4 million, compared to $270.5 million in the same period of 2020. The $154.1 million decrease was due primarily to lower cash flow from operations, as explained above.

RECENT EVENTS
•Japan operations were divested in the third quarter for cash proceeds of $11.3 million.
•Reflecting the company’s focus on Environmental, Social and Governance (“ESG”) matters, Stericycle released its 2021 Corporate Social Responsibility Report and submitted its first CDP Climate Change Survey.
CONFERENCE CALL INFORMATION
Stericycle is holding its third quarter earnings conference call on Tuesday, November 2, 2021 at 8:00 a.m. central time. Dial (888) 317-6003 in the U.S., (866) 605-3851 in Canada, or (412) 317-6061 if outside the U.S./Canada at least 10 minutes before the call begins. Upon dialing the number, you will be prompted to enter the Elite Entry Number 1079183. To access presentation materials or listen to the call via an internet webcast, visit investors.stericycle.com.

The third quarter earnings call is being recorded and a replay will be available approximately one hour after the end of the conference call until December 2, 2021. To access a replay of the call, dial (877) 344-7529 and enter the Replay Access Code 10160097. A replay of the webcast will also be available at investors.stericycle.com.
NON-GAAP FINANCIAL MEASURES
Non-GAAP financial measures are reconciled to the most comparable U.S. GAAP measures in the schedules attached hereto.
ABOUT STERICYCLE
Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protects people and brands, promotes health and well-being, and safeguards the environment. Stericycle serves customers in the U.S. and 16 countries with solutions for regulated waste and compliance services, secure information destruction, and patient engagement. For more information about Stericycle, please visit stericycle.com.

SAFE HARBOR STATEMENT

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “may”, “plan”, “will”, “goal”, or similar expressions, we are making forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, among others, developments in the COVID-19 pandemic and the resulting impact on the results of operations, long-term remote work arrangements, which may adversely affect our business, precautions we have taken to safeguard the health and safety of our team members which may make certain of our business processes less efficient, measures taken by governmental authorities to prevent the spread of the COVID-19 virus which could disrupt our supply chain, result in disruptions in transportation services and restrictions on the ability of our team members to travel, result in temporary closure of our facilities or the facilities of our customers and suppliers, affect the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, inflation, labor shortages, disruptions in our relationships with our team members as a result of certain cost-saving measures, an economic disruption in the U.S. and other countries resulting from the outbreak of the COVID-19 virus, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our new ERP system, and disruptions resulting from deployment of our ERP system, disruptions in our supply chain, disruptions in or attacks on information technology systems, charges related to portfolio optimization or the failure of divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act, weather and environmental changes related to climate change, requirements of customers and investors for net carbon zero emissions strategies, and the introduction of regulations for greenhouse gases, which could negatively affect our costs to operate, failure to maintain an effective system of internal control over financial reporting, delays or failures in implementing remediation efforts with respect to potential future material weaknesses, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Unaudited)

In millions, except per share data
	Three Months Ended September 30,					Nine Months Ended September 30,
	2021	% Revenues	2020	% Revenues	% Change	2021	% Revenues	2020	% Revenues	% Change
Revenues	$648.9	100.0%	$636.4	100.0%	2.0%	$1,989.6	100.0%	$2,019.6	100.0%	(1.5)%
Cost of revenues	409.2	63.1%	369.1	58.0%	10.9%	1,219.4	61.3%	1,236.0	61.2%	(1.3)%
Gross profit	239.7	36.9%	267.3	42.0%	(10.3)%	770.2	38.7%	783.6	38.8%	(1.7)%
Selling, general and administrative expenses	279.4	43.1%	219.0	34.4%	27.6%	695.2	34.9%	678.7	33.6%	2.4%
Divestiture losses (gains), net	10.9	1.7%	104.1	16.4%	(89.5)%	10.9	0.5%	166.2	8.2%	(93.4)%
(Loss) income from operations	(50.6)	(7.8)%	(55.8)	(8.8)%	(9.3)%	64.1	3.2%	(61.3)	(3.0)%	(204.6)%
Interest expense, net	(18.8)	(2.9)%	(17.7)	(2.8)%	6.2%	(55.1)	(2.8)%	(62.0)	(3.1)%	(11.1)%
Other income (expense), net	0.5	0.1%	(0.9)	(0.1)%	(155.6)%	0.5	0.0%	(4.8)	(0.2)%	(110.4)%
(Loss) income before income taxes	(68.9)	(10.6)%	(74.4)	(11.7)%	(7.4)%	9.5	0.5%	(128.1)	(6.3)%	(107.4)%
Income tax benefit (expense)	3.0	0.5%	(6.5)	(1.0)%	(146.2)%	(19.9)	(1.0)%	23.2	1.1%	(185.8)%
Net (loss) income	(65.9)	(10.2)%	(80.9)	(12.7)%	(18.5)%	(10.4)	(0.5)%	(104.9)	(5.2)%	(90.1)%
Net (income) loss attributable to noncontrolling interests	(0.1)	0.0%	(0.3)	0.0%	(66.7)%	(0.2)	0.0%	(0.9)	0.0%	(77.8)%
Net (loss) income attributable to Stericycle, Inc. common shareholders	$(66.0)	(10.2)%	$(81.2)	(12.8)%	(18.7)%	$(10.6)	(0.5)%	$(105.8)	(5.2)%	(90.0)%
(Loss) earnings per common share attributable to Stericycle, Inc. common shareholders:
Basic	$(0.72)		$(0.89)		(19.1)%	$(0.11)		$(1.16)		(90.5)%
Diluted	$(0.72)		$(0.89)		(19.1)%	$(0.11)		$(1.16)		(90.5)%
Weighted average number of common shares outstanding:
Basic	91.9		91.5			91.8		91.4
Diluted	91.9		91.5			91.8		91.4
STATISTICS - U.S. GAAP AND NON-GAAP ADJUSTED FINANCIAL MEASURES
(Unaudited)

In millions, except per share data
	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	% Revenues	2020	% Revenues	2021	% Revenues	2020	% Revenues
Statistics - U.S. GAAP
Effective tax rate	4.4%		(8.7)%		209.5%		18.1%
Statistics - Adjusted (1)
Adjusted gross profit	$239.7	36.9%	$267.3	42.0%	$770.2	38.7%	$790.4	39.1%
Adjusted selling, general and administrative expenses	$167.2	25.8%	$166.3	26.1%	$482.0	24.2%	$510.3	25.3%
Adjusted income from operations	$72.5	11.2%	$101.0	15.9%	$288.2	14.5%	$280.1	13.9%
Adjusted EBITDA (c)	$99.9	15.4%	$126.8	19.9%	$365.5	18.4%	$361.7	17.9%
Adjusted net income attributable to common shareholders	$40.5	6.2%	$62.0	9.7%	$166.8	8.4%	$151.6	7.5%
Adjusted effective tax rate	25.2%		24.6%		28.5%		28.9%
Adjusted diluted earnings per share	$0.44		$0.68		$1.81		$1.66
Adjusted diluted shares outstanding	92.2		91.8		92.1		91.6
(1)Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except per share data
	September 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$37.5	$53.3
Accounts receivable, less allowance for doubtful accounts of $42.6 in 2021 and $56.2 in 2020	425.7	380.7
Prepaid expenses	58.5	63.0
Other current assets	48.5	55.5
Total Current Assets	570.2	552.5
Property, plant and equipment, less accumulated depreciation of $668.7 in 2021 and $629.7 in 2020	704.0	701.3
Operating lease right-of-use assets	355.3	365.0
Goodwill	2,799.3	2,819.3
Intangible assets, less accumulated amortization of $718.8 in 2021 and $641.6 in 2020	986.1	1,087.4
Other assets	54.6	56.4
Total Assets	$5,469.5	$5,581.9
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$18.0	$91.0
Bank overdrafts	3.5	—
Accounts payable	211.2	181.2
Accrued liabilities	319.4	289.4
Operating lease liabilities	87.2	86.2
Other current liabilities	47.9	49.3
Total Current Liabilities	687.2	697.1
Long-term debt, net	1,621.0	1,689.1
Long-term operating lease liabilities	287.1	299.0
Deferred income taxes	389.0	380.4
Long-term taxes payable	18.6	22.7
Other liabilities	44.4	59.2
Total Liabilities	3,047.3	3,147.5

Commitments and contingencies

EQUITY
Common stock (par value $0.01 per share, 120.0 shares authorized, 91.8 and 91.6 issued and outstanding in 2021 and 2020, respectively)	0.9	0.9
Additional paid-in capital	1,253.6	1,234.0
Retained earnings	1,372.0	1,382.6
Accumulated other comprehensive loss	(208.0)	(187.4)
Total Stericycle, Inc.’s Equity	2,418.5	2,430.1
Noncontrolling interests	3.7	4.3
Total Equity	2,422.2	2,434.4
Total Liabilities and Equity	$5,469.5	$5,581.9

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

In millions
	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES:
Net (loss) income	$(10.4)	$(104.9)
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	77.9	83.3
Intangible amortization	89.1	94.5
Stock-based compensation expense	18.8	20.3
Deferred income taxes	11.5	(3.7)
Divestiture losses (gains), net	10.9	166.2
Asset impairments, loss (gain) on disposal of property plant and equipment and other charges	—	15.7
Other, net	3.9	(0.1)
Changes in operating assets and liabilities, net of the effects of divestitures:
Accounts receivable	(52.3)	32.9
Prepaid expenses	4.3	26.4
Accounts payable	26.8	(13.0)
Accrued liabilities	45.6	9.9
Other assets and liabilities	(23.9)	37.7
Net cash from operating activities	202.2	365.2
INVESTING ACTIVITIES:
Capital expenditures	(85.8)	(94.7)
Proceeds from divestiture of businesses, net	10.6	421.2
Other, net	2.2	1.7
Net cash from investing activities	(73.0)	328.2
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(14.8)	(23.5)
Proceeds from foreign bank debt	—	1.8
Repayments of foreign bank debt	(28.1)	(5.2)
Repayments of term loan	(222.5)	(404.5)
Proceeds from credit facility	1,158.6	943.1
Repayments of credit facility	(1,029.4)	(1,175.9)
Proceeds from bank overdrafts, net	3.6	1.4
Payments of finance lease obligations	(3.0)	(3.2)
Payments of debt issuance costs	(3.9)	(1.4)
Proceeds from issuance of common stock, net of (payments of) taxes from withheld shares	(3.1)	(0.9)
Payments to noncontrolling interest	(0.6)	—
Net cash from financing activities	(143.2)	(668.3)
Effect of exchange rate changes on cash and cash equivalents	(1.8)	(0.4)
Net change in cash and cash equivalents	(15.8)	24.7
Cash and cash equivalents at beginning of period	53.3	34.7
Cash and cash equivalents at end of period	$37.5	$59.4

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid, net of capitalized interest	$55.0	$69.5
Income taxes paid (refunded), net	$11.3	$(42.9)
Capital expenditures in Accounts payable	$16.8	$8.5
Free Cash Flow (1)	$116.4	$270.5
(1)Free Cash Flow is calculated as Net cash from operating activities less Capital expenditures.

Table 1–A: REVENUES CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
THREE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

	Three Months Ended September 30,
	In millions				Components of Change (%)
	2021	2020	Change ($)	Change (%)	Organic Growth (1)	Divestitures	Foreign Exchange(2)
Revenue by Service
Regulated Waste and Compliance Services (3)	$461.7	$449.1	$12.6	2.8%	6.8%	(4.8)%	0.8%
Secure Information Destruction Services	187.2	187.3	(0.1)	(0.1)%	(1.1)%	—%	1.0%
Total Revenues	$648.9	$636.4	$12.5	2.0%	4.4%	(3.4)%	1.0%
North America
Regulated Waste and Compliance Services (3)	$365.4	$353.7	$11.7	3.3%	6.9%	(4.0)%	0.4%
Secure Information Destruction Services	158.5	163.4	(4.9)	(3.0)%	(3.4)%	—%	0.4%
Total North America Segment	$523.9	$517.1	$6.8	1.3%	3.6%	(2.7)%	0.4%
International
Regulated Waste and Compliance Services (3)	$96.3	$95.4	$0.9	0.9%	6.2%	(8.0)%	2.7%
Secure Information Destruction Services	28.7	23.9	4.8	20.1%	14.7%	—%	5.4%
Total International Segment	$125.0	$119.3	$5.7	4.8%	7.9%	(6.4)%	3.3%

See footnote descriptions below Table 1 – C
Table 1–B: REVENUES CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

	Nine Months Ended September 30,
	In millions				Components of Change (%)
	2021	2020	Change ($)	Change (%)	Organic Growth (1)	Divestitures	Foreign Exchange(2)
Revenue by Service
Regulated Waste and Compliance Services (3)	$1,398.3	$1,461.7	$(63.4)	(4.3)%	6.7%	(12.6)%	1.6%
Secure Information Destruction Services	591.3	557.9	33.4	6.0%	4.2%	—%	1.8%
Total Revenues	$1,989.6	$2,019.6	$(30.0)	(1.5)%	6.0%	(9.1)%	1.6%
North America
Regulated Waste and Compliance Services (3)	$1,094.4	$1,176.2	$(81.8)	(7.0)%	5.5%	(12.9)%	0.4%
Secure Information Destruction Services	505.8	486.8	19.0	3.9%	3.2%	—%	0.7%
Total North America Segment	$1,600.2	$1,663.0	$(62.8)	(3.8)%	4.8%	(9.1)%	0.5%
International
Regulated Waste and Compliance Services (3)	$303.9	$285.5	$18.4	6.4%	11.6%	(11.3)%	6.1%
Secure Information Destruction Services	85.5	71.1	14.4	20.3%	10.7%	—%	9.6%
Total International Segment	$389.4	$356.6	$32.8	9.2%	11.5%	(9.0)%	6.7%

See footnote descriptions below Table 1 – C.
Table 1–C: COMPONENTS OF REVENUES CHANGE IN DOLLARS (UNAUDITED)

(In millions)
	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Organic Growth (1)	$28.3	$93.2
Divestitures	(21.6)	(183.8)
Foreign exchange (2)	5.8	32.3
Total Change	$12.5	$(30.0)
(1)Organic growth is the change in Revenues which includes SOP (sorted office paper) pricing and volume and excludes the impact of divestitures and foreign exchange.

(2)The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates. Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.
(3)In the first quarter of 2021, we updated our service lines to include Communication Solutions (formally part of CRS) in RWCS. This reclassification was driven by the divestiture of the Company's global product recall business (Expert Solutions) in December of 2020 and the remaining Communication Solutions service line synergies with the Company's RWCS customers. For 2020 periods presented, amounts have been recast to reflect this change.

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Table 2-A: THREE MONTHS ENDED SEPTEMBER 30, 2021 and 2020

(In millions, except per share data)
	Three Months Ended September 30, 2021
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$239.7	$279.4	$(50.6)	$(66.0)	$(0.72)
Adjustments:
ERP Implementation (1)	—	(14.6)	14.6	10.9	0.12
Intangible Amortization (2)	—	(29.2)	29.2	22.6	0.25
Operational Optimization (3)	—	—	—	—	—
Divestitures (including Divestiture Losses (Gains), net) (4)	—	(1.3)	12.2	7.5	0.08
Litigation, Settlements and Regulatory Compliance (5)	—	(67.1)	67.1	65.5	0.71
Asset Impairments (6)	—	—	—	—	—
Other (7)	—	—	—	—	—
U.S. CARES Act and Other Tax Matter (8)	—	—	—	—	—
Diluted Share Impact	—	—	—	—	—
Total Adjustments	—	(112.2)	123.1	106.5	1.16
Adjusted Financial Measures (a)	$239.7	$167.2	$72.5	$40.5	$0.44
Depreciation (b)			27.4
Adjusted EBITDA (c)			$99.9

(In millions, except per share data)
	Three Months Ended September 30, 2020
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$267.3	$219.0	$(55.8)	$(81.2)	$(0.89)
Adjustments:
ERP Implementation (1)	—	(10.7)	10.7	8.0	0.09
Intangible Amortization (2)	—	(31.4)	31.4	23.6	0.26
Operational Optimization (3)	—	(3.1)	3.1	2.5	0.03
Divestitures (including Divestiture Losses (Gains), net) (4)	—	(1.3)	105.4	104.1	1.13
Litigation, Settlements and Regulatory Compliance (5)	—	(3.5)	3.5	2.8	0.03
Asset Impairments (6)	—	(0.6)	0.6	0.4	—
Other (7)	—	(2.1)	2.1	1.8	0.02
U.S. CARES Act and Other Tax Matter (8)	—	—	—	—	—
Diluted Share Impact	—	—	—	—	0.01
Total Adjustments	—	(52.7)	156.8	143.2	1.57
Adjusted Financial Measures (a)	$267.3	$166.3	$101.0	$62.0	$0.68
Depreciation (b)			25.8
Adjusted EBITDA (c)			$126.8

(In millions, except per share data)
	Third Quarter 2021 Change Compared to Third Quarter 2020
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$(27.6)	$60.4	$5.2	$15.2	$0.17
Adjustments:
ERP Implementation	—	(3.9)	3.9	2.9	0.03
Intangible Amortization	—	2.2	(2.2)	(1.0)	(0.01)
Operational Optimization	—	3.1	(3.1)	(2.5)	(0.03)
Divestitures (including Divestiture Losses (Gains), net)	—	—	(93.2)	(96.6)	(1.05)
Litigation, Settlements and Regulatory Compliance	—	(63.6)	63.6	62.7	0.68
Asset Impairments	—	0.6	(0.6)	(0.4)	—
Other	—	2.1	(2.1)	(1.8)	(0.02)
U.S. CARES Act and Other Tax Matter	—	—	—	—	—
Diluted Share Impact	—	—	—	—	(0.01)
Total Adjustments	—	(59.5)	(33.7)	(36.7)	(0.41)
Adjusted Financial Measures	$(27.6)	$0.9	$(28.5)	$(21.5)	$(0.24)
Depreciation			1.6
Adjusted EBITDA			$(26.9)

The following table provides adjustments to Income (Loss) from Operations categorized as follows:

(In millions)
	Three Months Ended September 30,
	2021	2020
Non-Cash Related	$39.0	$136.4
Cash Related	84.1	20.4
Total	$123.1	$156.8
Non-cash related adjustments include the following:

(In millions)
	Three Months Ended September 30, 2021
	Depreciation and Impairments of Property, Plant and Equipment	Amortization and Impairments of Intangibles	Divestiture Losses (Gains), net	Total
Adjustments:
ERP Implementation (1) (b)	0.1	—	—	0.1
Intangible Amortization (2)	—	29.2	—	29.2
Operational Optimization (3)	—	—	—	—
Divestiture Losses (Gains), net (4)	—	—	9.7	9.7
Asset Impairments (6)	—	—	—	—
Total Non-Cash Charges	$0.1	$29.2	$9.7	$39.0

(In millions)
	Three Months Ended September 30, 2020
	Depreciation and Impairments of Property, Plant and Equipment	Amortization and Impairments of Intangibles	Divestiture Losses (Gains), net	Total
Adjustments:
ERP Implementation (1) (b)	0.6	—	—	0.6
Intangible Amortization (2)	—	31.4	—	31.4
Operational Optimization (3)	0.2	2.6	—	2.8
Divestiture Losses (Gains), net (4)	—	—	100.9	100.9
Asset Impairments (6)	0.2	0.5	—	0.7
Total Non-Cash Charges	$1.0	$34.5	$100.9	$136.4

U.S. GAAP results for the three months ended September 30, 2021 and 2020 include:
(1) ERP Implementation: In 2021, Selling, General, and Administrative expenses (“SG&A”) includes $14.6 million of expenses related to our ERP implementation, of which $11.2 million related to consulting and professional fees, $1.1 million related to software usage/maintenance fees, $1.7 million related to internal costs, and $0.6 million of other related costs. In 2020, SG&A includes $10.7 million of expenses related to our ERP implementation, of which $3.1 million related to consulting and professional fees, $3.1 million related to software usage/maintenance fees, $3.4 million related to internal costs, and $1.1 million of other related costs.
(2) Intangible Amortization: Intangible amortization expense from acquisitions.
(3) Operational Optimization: In 2020, SG&A includes $3.1 million of charges, primarily non-cash impairments, in International related to the discontinuation of a service line in the U.K.

(4) Divestitures (including Divestiture (Gains) Losses, net): 2021 includes a $10.9 million charge (inclusive of $1.2 million related to deal costs) related to the divestiture of Japan operations. 2020 includes a $112.4 million charge (inclusive of $1.2 million related to deal costs and $0.3 million in employee related exit costs) related to the divestiture of Argentina operations and a benefit of $8.3 million related to the divestiture of the Domestic Environmental Solutions business. In 2021 and 2020, SG&A includes consulting and professional fees associated with our Portfolio Optimization/Rationalization efforts of $1.3 million and $3.0 million, respectively. Additionally, in 2020 SG&A includes a $1.7 million benefit associated with a contingent consideration release related to a prior acquisition agreement connected with a divested business.

(5) Litigation, Settlements, and Regulatory Compliance: In 2021 SG&A includes an estimated aggregate FCPA settlement accrual of $61.0 million. Additionally, in 2021 and 2020, SG&A includes $6.1 million and $3.5 million, respectively, of primarily consulting and professional fees related to certain litigation, settlement and regulatory compliance matters.

(6) Asset Impairments: In 2020, SG&A includes charges of $0.6 million in International primarily related to non-cash impairments associated with certain permits in Brazil.
(7) Other: In 2020, SG&A includes $2.1 million of consulting and professional fees related to internal control remediation activities. In 2020, Other income (expense), net includes a foreign exchange loss of $0.2 million related to the re-measurement of net monetary assets held in Argentina prior to divestiture in August of 2020, as a result of its designation as a highly inflationary economy.
(8) U.S. CARES Act and Other Tax Matter: In 2021 and 2020, there were no adjustments associated with the U.S. CARES Act or other tax matter.
(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures and are used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
(b) Three months ended September 30, 2021 and 2020 exclude depreciation charges of $0.1 million and $0.5 million, respectively, that are included in ERP Implementation.
(c) Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is (Loss) Income from operations excluding certain adjusting items, depreciation and intangible amortization.
(d) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $16.7 million and $13.9 million for the three months ended September 30, 2021 and 2020, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.

Table 2-B: NINE MONTHS ENDED SEPTEMBER 30, 2021 and 2020

(In millions, except per share data)
	Nine Months Ended September 30, 2021
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$770.2	$695.2	$64.1	$(10.6)	$(0.11)
Adjustments:
ERP Implementation (1)	—	(49.8)	49.8	37.1	0.40
Intangible Amortization (2)	—	(89.1)	89.1	68.4	0.74
Operational Optimization (3)	—	—	—	—	—
Divestitures (including Divestiture Losses (Gains), net) (4)	—	(2.9)	13.8	8.7	0.09
Litigation, Settlements and Regulatory Compliance (5)	—	(71.4)	71.4	68.7	0.75
Asset Impairments (6)	—	—	—	—	—
Other (7)	—	—	—	—	—
U.S. CARES Act and Other Tax Matter (8)	—	—	—	(5.5)	(0.06)
Total Adjustments	—	(213.2)	224.1	177.4	1.92
Adjusted Financial Measures (a)	$770.2	$482.0	$288.2	$166.8	$1.81
Depreciation (b)			77.3
Adjusted EBITDA (c)			$365.5

(In millions, except per share data)
	Nine Months Ended September 30, 2020
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$783.6	$678.7	$(61.3)	$(105.8)	$(1.16)
Adjustments:
ERP Implementation (1)	—	(37.9)	37.9	28.2	0.31
Intangible Amortization (2)	—	(94.5)	94.5	71.3	0.78
Operational Optimization (3)	—	(3.1)	3.1	2.5	0.03
Divestitures (including Divestiture Losses (Gains), net) (4)	—	(6.7)	172.9	168.7	1.84
Litigation, Settlements and Regulatory Compliance (5)	—	(12.1)	12.1	9.2	0.10
Asset Impairments (6)	6.8	(6.1)	12.9	9.7	0.11
Other (7)	—	(8.0)	8.0	7.2	0.08
U.S. CARES Act and Other Tax Matter (8)	—	—	—	(39.4)	(0.43)
Total Adjustments	6.8	(168.4)	341.4	257.4	2.82
Adjusted Financial Measures (a)	$790.4	$510.3	$280.1	$151.6	$1.66
Depreciation (b)			81.6
Adjusted EBITDA (c)			$361.7

(In millions, except per share data)
	Nine Months Ended September 30, 2021 Change Compared to 2020
	Gross Profit	Selling, General and Administrative Expenses	Income (Loss) from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$(13.4)	$16.5	$125.4	$95.2	$1.05
Adjustments:
ERP Implementation	—	(11.9)	11.9	8.9	0.09
Intangible Amortization	—	5.4	(5.4)	(2.9)	(0.04)
Operational Optimization	—	3.1	(3.1)	(2.5)	(0.03)
Divestitures (including Divestiture Losses (Gains), net)	—	3.8	(159.1)	(160.0)	(1.75)
Litigation, Settlements and Regulatory Compliance	—	(59.3)	59.3	59.5	0.65
Asset Impairments	(6.8)	6.1	(12.9)	(9.7)	(0.11)
Other	—	8.0	(8.0)	(7.2)	(0.08)
U.S. CARES Act and Other Tax Matter	—	—	—	33.9	0.37
Total Adjustments	(6.8)	(44.8)	(117.3)	(80.0)	(0.90)
Adjusted Financial Measures	$(20.2)	$(28.3)	$8.1	$15.2	$0.15
Depreciation			(4.3)
Adjusted EBITDA			$3.8

The following table provides adjustments to Income (Loss) from Operations categorized as follows:

(In millions)
	Nine Months Ended September 30,
	2021	2020
Non-Cash Related	$99.4	$263.8
Cash Related	124.7	77.6
Total	$224.1	$341.4
Non-cash related adjustments include the following:

(In millions)
	Nine Months Ended September 30, 2021
	Depreciation and Impairments of Property, Plant and Equipment	Amortization and Impairments of Intangibles	Divestiture Losses (Gains), net	Total
Adjustments:
ERP Implementation (1) (b)	$0.6	$—	$—	$0.6
Intangible Amortization (2)	—	89.1	—	89.1
Operational Optimization (3)	—	—	—	—
Divestiture Losses (Gains), net (4)	—	—	9.7	9.7
Asset Impairments (6)	—	—	—	—
Total Non-Cash Charges	$0.6	$89.1	$9.7	$99.4

(In millions)
	Nine Months Ended September 30, 2020
	Depreciation and Impairments of Property, Plant and Equipment	Amortization and Impairments of Intangibles	Divestiture Losses (Gains), net	Total
Adjustments:
ERP Implementation (1) (b)	$1.7	$—	$—	$1.7
Intangible Amortization (2)	—	94.5	—	94.5
Operational Optimization (3)	0.2	2.6	—	2.8
Divestiture Losses (Gains), net (4)	—	—	151.9	151.9
Asset Impairments (6)	7.0	5.9	—	12.9
Total Non-Cash Charges	$8.9	$103.0	$151.9	$263.8

U.S. GAAP results for the nine months ended September 30, 2021 and 2020 include:
(1) ERP Implementation: In 2021, SG&A includes $49.8 million of expenses related to our ERP implementation, of which $33.5 million related to consulting and professional fees, $7.5 million related to software usage/maintenance fees, $7.2 million related to internal costs, and $1.6 million of other related costs.  In 2020, SG&A includes $37.9 million of expenses related to our ERP implementation, of which $15.3 million related to consulting and professional fees, $8.8 million related to software usage/maintenance fees, $10.4 million related to internal costs, and $3.4 million of other related costs.
(2) Intangible Amortization: Intangible amortization expense from acquisitions.
(3) Operational Optimization: In 2020, SG&A includes $3.1 million of charges, primarily non-cash impairments, in International related to the discontinuation of a service line in the U.K.
(4) Divestitures (including Divestiture Losses (Gains), net): 2021 includes a $10.9 million charge (inclusive of $1.2 million related to deal costs) related to the divestiture of Japan operations. 2020 includes a $112.4 million charge related to the divestiture of the Argentina operations (inclusive of $1.2 million related to deal costs and $0.3 million in employee related exit costs) and $53.8 million of charges related to the divestiture of the Domestic Environmental Solutions business (inclusive of $11.1 million related to deal costs). In 2021 and 2020, SG&A includes primarily consulting and professional fees associated with our Portfolio Optimization/Rationalization efforts of $2.9 million and $8.4 million, respectively. Additionally in 2020 SG&A includes a $1.7 million benefit associated with a contingent consideration release related to a prior acquisition agreement connected with a divested business.

(5) Litigation, Settlements, and Regulatory Compliance: In 2021, SG&A includes an estimated aggregate FCPA settlement accrual of $61.0 million. Additionally, in 2021 and 2020, SG&A includes $10.4 million and $12.1 million, respectively, of primarily consulting and professional fees related to certain litigation, settlement and regulatory compliance matters.
(6) Asset Impairments: In 2020, charges of $6.1 million and $4.0 million, reported in COR and SG&A, respectively, in North America includes charges related to non-cash impairments associated with rationalization of software application assets and with intangible assets as a result of a discontinuation of a certain service line, and charges of $0.7 million and $2.1 million, reported in COR and SG&A, respectively, in International associated with non-cash impairments for certain long lived assets and permits primarily in the U.K
(7) Other: In 2020, SG&A includes $8.0 million of consulting and professional fees related to internal control remediation activities. In 2020, Other income (expense), net of $1.2 million related to the re-measurement of net monetary assets held in Argentina prior to divestiture in August of 2020, as a result of its designation as a highly inflationary economy.
(8) U.S. CARES Act and Other Tax Matter: In 2021, a $5.5 million tax benefit associated with resolution of a 2018 tax return related claim was recognized. In 2020, a $39.4 million tax benefit related to the U.S. CARES Act associated with our ability to carryback net operating losses to prior years that had higher tax rates was recognized.
(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release. Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures and are used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
(b) The nine months ended September 30, 2021 and 2020 exclude depreciation charges of $0.6 million and $1.7 million, respectively, that are included in ERP Implementation.
(c)  Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income (loss) from operations excluding certain adjusting items, depreciation and intangible amortization.

(d) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $46.6 million and $85.1 million for the nine months ended September 30, 2021 and 2020, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.